Exhibit 99.1

Analog Devices Reports Fiscal Third Quarter 2025 Financial Results
•Revenue of $2.88 billion, with double-digit year-over-year growth across all end markets
•Operating cash flow of $4.2 billion and free cash flow of $3.7 billion on a trailing twelve-month basis or 40% and 35% of revenue, respectively
•Returned $1.6 billion to shareholders during the third quarter via $0.5 billion in dividends and $1.1 billion in repurchases
WILMINGTON, Mass.--August 20, 2025--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal third quarter 2025, which ended August 2, 2025.
“Despite geopolitical challenges, ADI’s third-quarter revenue and earnings per share exceeded the high end of our expectations,” stated CEO and Chair Vincent Roche. “While tariffs and trade fluctuations are creating market uncertainty, the demand for ADI’s products remains robust. The company’s relentless focus on cutting-edge innovation positions us to capitalize on the growth of the intelligent physical edge. In addition, our diverse and resilient business model enables ADI to navigate various market conditions and consistently create long-term value for our shareholders.”
CFO Richard Puccio added, “We closed the third quarter with continued backlog growth and healthy bookings trends, notably in the Industrial end market. Our favorable third quarter results and outlook for continued growth in the fourth quarter, position us well to finish fiscal 2025 from a position of strength.”

Performance for the Third Quarter of Fiscal 2025

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Aug. 2, 2025	Aug. 3, 2024	Change
Revenue	$2,880	$2,312	25%
Gross margin	$1,790	$1,311	36%
Gross margin percentage	62.1%	56.7%	540 bps
Operating income	$818	$491	67%
Operating margin	28.4%	21.2%	720 bps
Diluted earnings per share	$1.04	$0.79	32%

Adjusted Results(2)
Adjusted gross margin	$1,995	$1,571	27%
Adjusted gross margin percentage	69.2%	67.9%	130 bps
Adjusted operating income	$1,215	$952	28%
Adjusted operating margin	42.2%	41.2%	100 bps
Adjusted diluted earnings per share	$2.05	$1.58	30%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Aug. 2, 2025	Aug. 2, 2025
Net cash provided by operating activities		$1,165	$4,162
% of revenue		40%	40%
Capital expenditures		$(79)	$(484)
Free cash flow(2)		$1,086	$3,678
% of revenue		38%	35%

		Three Months Ended	Trailing Twelve Months
Cash Return		Aug. 2, 2025	Aug. 2, 2025
Dividend paid		$(490)	$(1,894)
Stock repurchases		(1,075)	(1,579)
Total cash returned		$(1,565)	$(3,473)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the “Non-GAAP Financial Information” section for additional information.

Outlook for the Fourth Quarter of Fiscal Year 2025

For the fourth quarter of fiscal 2025, we are forecasting revenue of $3.0 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 30.5%, +/-150 bps, and adjusted operating margin of approximately 43.5%, +/-100 bps. We are planning for reported EPS to be $1.53, +/-$0.10, and adjusted EPS to be $2.22, +/-$0.10.

Our fourth quarter fiscal 2025 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. The statements about our fourth quarter fiscal 2025 outlook supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.99 per outstanding share of common stock. The dividend will be paid on September 16, 2025 to all shareholders of record at the close of business on September 2, 2025.

Conference Call Scheduled for Today, Wednesday, August 20, 2025 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2025 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions and, in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items3, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, special charges, net2, and tax related items3, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Special Charges, Net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Tax Related Items: Income tax effect of the non-GAAP items discussed above, deferred tax expense related to the remeasurement of GILTI-related deferred tax assets and liabilities attributable to the One Big Beautiful Bill Act and certain other income tax expenses associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $9 billion in FY24 and approximately 24,000 people globally, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward-Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding future financial performance; impacts related to tariffs and other trade restrictions; economic uncertainty; macroeconomic, geopolitical, demand and other market conditions, business cycles, and supply chains; our capital allocation strategy, including future dividends, share repurchases, capital expenditures, investments, and free cash flow returns; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflict, including increased uncertainty and volatility with respect to tariffs, export controls and other trade restrictions, actions taken or which may be taken by the presidential administration, executive offices of the U.S. government, or U.S. Congress, monetary policy, political, geopolitical, trade, or other issues in the United States or internationally, and the ongoing conflicts between Russia and Ukraine and in Israel and the Middle East; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; diversion of products from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel;

risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 2, 2025	Aug. 3, 2024	Aug. 2, 2025	Aug. 3, 2024
Revenue	$2,880,348	$2,312,209	$7,943,590	$6,983,952
Cost of sales	1,090,600	1,000,970	3,111,929	3,018,737
Gross margin	1,789,748	1,311,239	4,831,661	3,965,215
Operating expenses:
Research and development	454,251	362,671	1,298,980	1,108,960
Selling, marketing, general and administrative	325,706	257,213	913,171	791,420
Amortization of intangibles	187,415	187,754	562,245	567,030
Special charges, net	4,348	12,282	69,980	34,399
Total operating expenses	971,720	819,920	2,844,376	2,501,809
Operating income	818,028	491,319	1,987,285	1,463,406
Nonoperating expense (income):
Interest expense	79,592	85,179	229,559	239,423
Interest income	(27,083)	(26,432)	(72,295)	(50,870)
Other, net	2,110	9,581	5,108	13,841
Total nonoperating expense (income)	54,619	68,328	162,372	202,394
Income before income taxes	763,409	422,991	1,824,913	1,261,012
Provision for income taxes	244,891	30,759	345,309	103,811
Net income	$518,518	$392,232	$1,479,604	$1,157,201

Shares used to compute earnings per common share - basic	494,390	496,338	495,560	496,077
Shares used to compute earnings per common share - diluted	496,726	498,794	497,865	498,689

Basic earnings per common share	$1.05	$0.79	$2.99	$2.33
Diluted earnings per common share	$1.04	$0.79	$2.97	$2.32

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	Aug. 2, 2025	Nov. 2, 2024
ASSETS
Current Assets
Cash and cash equivalents	$2,321,191	$1,991,342
Short-term investments	1,148,096	371,822
Accounts receivable	1,553,259	1,336,331
Inventories	1,596,853	1,447,687
Prepaid expenses and other current assets	305,170	337,472
Total current assets	6,924,569	5,484,654
Non-current Assets
Net property, plant and equipment	3,299,278	3,415,550
Goodwill	26,945,180	26,909,775
Intangible assets, net	8,402,630	9,585,464
Deferred tax assets	1,925,442	2,083,752
Other assets	695,502	749,082
Total non-current assets	41,268,032	42,743,623
TOTAL ASSETS	$48,192,601	$48,228,277
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$490,723	$487,457
Income taxes payable	475,033	447,379
Debt, current	—	399,636
Commercial paper notes	548,665	547,738
Accrued liabilities	1,464,617	1,106,070
Total current liabilities	2,979,038	2,988,280
Non-current Liabilities
Long-term debt	8,139,938	6,634,313
Deferred income taxes	2,371,536	2,624,392
Income taxes payable	99,880	260,486
Other non-current liabilities	516,367	544,489
Total non-current liabilities	11,127,721	10,063,680
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 491,955,436 shares outstanding (496,296,854 on November 2, 2024)	81,994	82,718
Capital in excess of par value	23,938,238	25,082,243
Retained earnings	10,238,695	10,196,612
Accumulated other comprehensive loss	(173,085)	(185,256)
Total shareholders’ equity	34,085,842	35,176,317
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,192,601	$48,228,277

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Aug. 2, 2025	Aug. 3, 2024	Aug. 2, 2025	Aug. 3, 2024
Cash flows from operating activities:
Net income	$518,518	$392,232	$1,479,604	$1,157,201
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	102,542	92,358	301,323	265,530
Amortization of intangibles	384,750	437,949	1,202,179	1,318,325
Stock-based compensation expense	84,703	64,051	235,108	192,262
Deferred income taxes	52,052	(105,218)	(97,318)	(269,566)
Other	(5,699)	10,456	(1,496)	23,826
Changes in operating assets and liabilities	28,239	(36,801)	(8,008)	114,134
Total adjustments	646,587	462,795	1,631,788	1,644,511
Net cash provided by operating activities	1,165,105	855,027	3,111,392	2,801,712
Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,150,240)	(14,784)	(1,150,240)	(438,901)
Maturities of short-term available-for-sale investments	—	—	372,778	—
Additions to property, plant and equipment, net	(79,153)	(153,886)	(318,399)	(565,053)
Proceeds from sale of property, plant and equipment, net	—	—	58,892	—
Payments for acquisitions, net of cash acquired	—	—	(45,652)	—
Other	(715)	(3,396)	(13,595)	10,710
Net cash used for investing activities	(1,230,108)	(172,066)	(1,096,216)	(993,244)
Cash flows from financing activities:
Proceeds from debt	1,490,785	—	1,490,785	1,087,856
Debt repayments	—	—	(399,998)	—
Proceeds from commercial paper notes	2,551,168	2,326,091	6,867,508	7,709,492
Payments of commercial paper notes	(2,551,223)	(2,326,883)	(6,866,581)	(7,709,273)
Repurchase of common stock	(1,075,152)	(117,980)	(1,484,166)	(520,712)
Dividend payments to shareholders	(490,161)	(456,485)	(1,437,521)	(1,338,703)
Proceeds from employee stock plans	42,767	52,019	104,329	116,355
Other	41,775	6,614	40,317	(5,512)
Net cash provided by (used for) financing activities	9,959	(516,624)	(1,685,327)	(660,497)
Net (decrease) increase in cash and cash equivalents	(55,044)	166,337	329,849	1,147,971
Cash and cash equivalents at beginning of period	2,376,235	1,939,695	1,991,342	958,061
Cash and cash equivalents at end of period	$2,321,191	$2,106,032	$2,321,191	$2,106,032

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the “ship to” customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	August 2, 2025			August 3, 2024
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,285,041	45%	23%	$1,045,291	45%
Automotive	850,619	30%	22%	694,905	30%
Consumer	372,197	13%	21%	306,832	13%
Communications	372,491	13%	40%	265,181	11%
Total revenue	$2,880,348	100%	25%	$2,312,209	100%

	Nine Months Ended
	August 2, 2025			August 3, 2024
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$3,502,751	44%	9%	$3,223,111	46%
Automotive	2,445,391	31%	14%	2,136,173	31%
Consumer	1,009,614	13%	24%	817,436	12%
Communications	985,834	12%	22%	807,232	12%
Total revenue	$7,943,590	100%	14%	$6,983,952	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 2, 2025	Aug. 3, 2024	Aug. 2, 2025	Aug. 3, 2024
Gross margin	$1,789,748	$1,311,239	$4,831,661	$3,965,215
Gross margin percentage	62.1%	56.7%	60.8%	56.8%
Acquisition related expenses	204,756	259,296	662,865	778,821
Adjusted gross margin	$1,994,504	$1,570,535	$5,494,526	$4,744,036
Adjusted gross margin percentage	69.2%	67.9%	69.2%	67.9%

Operating expenses	$971,720	$819,920	$2,844,376	$2,501,809
Percent of revenue	33.7%	35.5%	35.8%	35.8%
Acquisition related expenses	(188,015)	(188,882)	(564,045)	(571,504)
Special charges, net	(4,348)	(12,282)	(69,980)	(34,399)
Adjusted operating expenses	$779,357	$618,756	$2,210,351	$1,895,906
Adjusted operating expenses percentage	27.1%	26.8%	27.8%	27.1%

Operating income	$818,028	$491,319	$1,987,285	$1,463,406
Operating margin	28.4%	21.2%	25.0%	21.0%
Acquisition related expenses	392,771	448,178	1,226,910	1,350,325
Special charges, net	4,348	12,282	69,980	34,399
Adjusted operating income	$1,215,147	$951,779	$3,284,175	$2,848,130
Adjusted operating margin	42.2%	41.2%	41.3%	40.8%

Nonoperating expense (income)	$54,619	$68,328	$162,372	$202,394
Acquisition related expenses	2,150	2,150	6,450	6,450
Adjusted nonoperating expense (income)	$56,769	$70,478	$168,822	$208,844

Income before income taxes	$763,409	$422,991	$1,824,913	$1,261,012
Acquisition related expenses	390,621	446,028	1,220,460	1,343,875
Special charges, net	4,348	12,282	69,980	34,399
Adjusted income before income taxes	$1,158,378	$881,301	$3,115,353	$2,639,286

Provision for income taxes	$244,891	$30,759	$345,309	$103,811
Effective income tax rate	32.1%	7.3%	18.9%	8.2%
Tax related items	(106,855)	64,036	15,780	188,995
Adjusted provision for income taxes	$138,036	$94,795	$361,089	$292,806
Adjusted tax rate	11.9%	10.8%	11.6%	11.1%

Diluted EPS	$1.04	$0.79	$2.97	$2.32
Acquisition related expenses	0.79	0.89	2.45	2.69
Special charges, net	0.01	0.02	0.14	0.07
Tax related items	0.22	(0.13)	(0.03)	(0.38)
Adjusted diluted EPS*	$2.05	$1.58	$5.53	$4.71
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Aug. 2, 2025	Aug. 2, 2025	May 3, 2025	Feb. 1, 2025	Nov. 2, 2024
Revenue	$10,386,795	$2,880,348	$2,640,068	$2,423,174	$2,443,205
Net cash provided by operating activities	$4,162,209	$1,165,105	$819,478	$1,126,809	$1,050,817
% of Revenue	40%	40%	31%	47%	43%
Capital expenditures	$(483,809)	$(79,153)	$(90,268)	$(148,978)	$(165,410)
Free cash flow	$3,678,400	$1,085,952	$729,210	$977,831	$885,407
% of Revenue	35%	38%	28%	40%	36%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending November 1, 2025
	Reported	Adjusted
Revenue	$3.0 Billion	$3.0 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	30.5%	43.5% (1)
	(+/-150 bps)	(+/-100 bps)
Nonoperating expenses	~ $55-$60 Million	~ $55-$60 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$1.53	$2.22 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $391 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $51 million of tax effects associated with the adjustment for acquisition related expenses noted above.
(3) Includes $0.69 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Jeff Ambrosi
781-461-3282
Senior Director, Investor Relations
investor.relations@analog.com